UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2024

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On February 1, 2024, Academy, Ltd., a Texas limited partnership (“Academy Ltd.”) and indirect subsidiary of Academy Sports and Outdoors, Inc. (the “Company”), utilized cash on hand to voluntarily prepay $100 million of outstanding borrowings under Academy, Ltd.'s senior secured term loan governed by the Second Amended and Restated Credit Agreement, dated November 6, 2020, among Academy, Ltd., as borrower, Credit Suisse AG, Cayman Islands Branch, as the administrative agent and collateral agent, the several lenders party thereto and the several other parties named therein, as amended (the “Term Loan”). Academy, Ltd. did not incur any prepayment penalties in connection with this prepayment. As a result of this prepayment, the remaining outstanding principal balance under the Term Loan is $91.75 million and, based on projected variable interest rates, the Company expects to realize an interest savings of approximately $29 million over the remaining duration of the Term Loan, including $8.5 million in fiscal 2024. This prepayment was made as part of the Company's comprehensive capital allocation plan, which also includes capital expenditures, quarterly cash dividends and share repurchases.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations and are not guarantees of future performance. Forward-looking statements can generally be identify by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding expectations of the Company's future performance, financial condition, and capital deployment, including intent, ability, payment, extent, and timing of capital expenditures, debt repayment, dividends, share repurchases, interest savings, and execution on the capital allocation plan, each of which is subject to various risks, assumptions, or changes in circumstances that are difficult to predict or quantify. The future declaration, timing, amount, and payment of dividends will be subject to the discretion and approval of the Company's Board of Directors (the “Board”), taking into account such considerations as the Board may deem relevant at the time, including, among others, the Company's results, financial condition and capital allocation plans. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors, including ongoing inflation and continued increases in interest rates, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, under the caption “Risk Factors,” as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement contained herein speaks only as of the date of this filing. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: February 1, 2024	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary